Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

PSS World Medical, Inc.:

We consent to incorporation by reference in the Registration Statement File Nos. 33-80657, 33-90464, 333-15043, 333-64185, 33-85004, 33-97756, 33-99046, 33-97754, 333-30427, 333-50526, and 333-58272 on Form S-8 of PSS World Medical, Inc. of our report dated June 7, 2004, with respect to the consolidated balance sheets of PSS World Medical, Inc. as of April 2, 2004, and March 28, 2003, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended April 2, 2004, and the related financial statement schedule, which report appears in the April 2, 2004, annual report on Form 10-K of PSS World Medical, Inc.

Our report refers to the adoption of Emerging Issues Task Force No. 02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor, effective November 21, 2002, and Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections, effective March 29, 2003.

KPMG LLP

Jacksonville, Florida

June 11, 2004